
                                                      PERFORMANCE CALCULATION

                                                 COLONIAL SMALL STOCK FUND - CLASS A

                                                         Year End: 6/30/96

                                                     Inception Date: 7/25/86

                                                                                                     SINCE INCEPTION
                             1 YEAR ENDED 6/30/96             5 YEARS ENDED 6/30/96                7/25/86 TO 6/30/96

                           Standard     Non-Standard        Standard          Non-Standard     Standard        Non-Standard
                         -----------     -----------        -----------        -----------     -----------      -----------
    Initial Inv.         $1,000.00       $1,000.00             $1,000.00       $1,000.00        $1,000.00       $1,000.00
    Max. Load                 5.75%                                 5.75%                            5.75%

    Amt. Invested          $942.50       $1,000.00               $942.50       $1,000.00          $942.50       $1,000.00
    Initial NAV             $22.26          $22.26                $11.57          $11.57           $12.14          $12.14
    Initial Shares          42.341          44.924                81.461          86.430           77.636          82.372

    Shares From Dist.        2.260           2.398                 4.348           4.613           11.407          12.103
    End of Period NAV       $26.48          $26.48                $26.48          $26.48           $26.48          $26.48

    Total Return             18.10%          25.31%               127.22%         141.08%          135.79%         150.17%

    Average Annual
     Total Return            18.10%          25.31%                17.84%          19.24%            9.01%           9.66%

                                     PERFORMANCE CALCULATION

                                  COLONIAL SMALL STOCK FUND - CLASS B

                                        Year End: 6/30/96

                                      Inception Date: 11/9/92




                                                              SINCE INCEPTION
                       1 YEAR ENDED 6/30/96                 11/9/92 TO 6/30/96
                   Standard       Non-Standard          Standard        Non-Standard
                   ---------       -----------          ---------        -----------
 Initial Inv.      $1,000.00        $1,000.00           $1,000.00          $1,000.00

 Amt. Invested     $1,000.00        $1,000.00           $1,000.00          $1,000.00
 Initial NAV          $21.84           $21.84              $13.01             $13.01
 Initial Shares       45.788           45.788              76.864             76.864

 Shares From Dist.     2.502            2.502               4.200              4.200
 End of Period NAV    $25.77           $25.77              $25.77             $25.77

 CDSC                   5.00%                                3.00%
 Total Return          19.44%           24.44%             105.90%            108.90%

 Average Annual
  Total Return         19.44%           24.44%              21.92%             22.41%

                                                  PERFORMANCE CALCULATION

                                             COLONIAL SMALL STOCK FUND - CLASS D

                                                       Year End: 6/30/96

                                                    Inception Date: 1/15/96



                                                        Since Inception
                                                      1/15/96 to 6/30/96

                                                 Standard          Non-Standard
                                                 --------           ------------
  Initial Inv.                                  $1,000.00            $1,000.00
  Max. Load                                          1.00%

  Amt. Invested                                   $990.00            $1,000.00
  Initial NAV                                      $22.55               $22.55
  Initial Shares                                   43.902               44.346

  Shares From Dist.                                 0.000                0.000
  End of Period NAV                                $26.40               $26.40

  CDSC                                               1.00%
  Total Return                                      14.90%               17.07%

  Average Annual
   Total Return                                    N/A                 N/A

                                   PERFORMANCE CALCULATION

                             COLONIAL SMALL STOCK FUND - CLASS Z

                                    Year End:  6/30/96

                                 Inception Date: 7/31/95



                                              Since Inception
                                             7/31/95 to 6/30/96

                                               Non-Standard

[S]                                               [C]
   Initial Inv.                                   $1,000.00


   Amt. Invested                                  $1,000.00
   Initial NAV                                       $24.79
   Initial Shares                                    40.339

   Shares From Dist.                                  2.151
   End of Period NAV                                 $26.55


   Total Return                                       12.81%

   Average Annual
    Total Return                                    N/A